Exhibit 99.1

Dyadic Announces Closing of Private Placement of

$6.0 Million Convertible Notes to Accelerate Near-Term Revenue Growth and Commercialization

Jupiter, FL, March 11, 2024 - Dyadic International, Inc. ("Dyadic" or the "Company") (NASDAQ: DYAI), a global biotechnology company focused on building innovative microbial protein production platforms to address the growing demand for global protein bioproduction utilizing its advanced microbial platforms to develop and manufacture prophylactic, therapeutic, and nutritional biopharmaceutical products for human and animal health and wellness, announced today that it entered into a securities purchase agreement on March 8, 2024, pursuant to which,  the Company has sold and issued an aggregate principal amount of $6.0 million of its 8.0% Senior Secured Convertible Promissory Notes due March 8, 2027 (the “Convertible Notes”) in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The purchasers of the Convertible Notes include immediate family members and family trusts related to Mark Emalfarb, our President and Chief Executive Officer and a member of our Board of Directors, including The Francisco Trust, an existing holder of more than 5% of the Company’s outstanding common stock, (collectively, the “Purchasers”).

The Convertible Notes will be senior, secured obligations of Dyadic and its affiliates, and interest will be payable quarterly in cash on the principal amount equal to 8% per annum. The Convertible Notes will mature on March 8, 2027 (the “Maturity Date”), unless earlier converted, repurchased, or redeemed in accordance with the terms of the Convertible Notes.

The Convertible Notes will be convertible into shares of Dyadic’s Class A common stock (the “Common Stock”), at the option of the holders of the Convertible Notes (the “Noteholders”) at any time prior to the Maturity Date. The conversion price is $1.79 per share of the Common Stock, which is equal to 125% of the trailing 30-day VWAP of the Common Stock ending on the trading day immediately preceding the date of the securities purchase agreement.

“I would like to extend our gratitude to long-term shareholders for their steadfast support. This private placement funding is pivotal for Dyadic in propelling our near-term revenue growth and expediting what we believe will be the global adoption and commercialization of Dyadic technologies, particularly the C1 and Dapibus™ protein production platforms, across pharmaceutical and non-pharmaceutical sectors,” said Mr. Emalfarb, Dyadic’s President and CEO. “Within the next two years, we anticipate reaching multiple revenue streams and other inflection points through fully funded collaborations and the Company’s pipeline products to enhance shareholder value.”

Mr. Emalfarb continued, “We believe the top-line safety and reactogenicity results for Dyadic’s first in human clinical trial is transformational because we successfully demonstrated for the first time that a protein manufactured using our C1 technology platform is safe for use in humans. Within months of announcing the successful Phase I milestone, we have received increased interest across industry collaborators, including two top ten pharmaceutical companies, resulting in the initiation of more than twelve fully funded vaccine and antibody targets. Additionally, the Company remains dedicated to driving near-term revenue and growth through innovation and commercialization efforts, expanding the use of the Dapibus™ platform for developing alternative recombinant proteins, such as alpha-lactalbumin, recombinant human albumin, and non-animal dairy enzymes for food production, across various applications.” Mr. Emalfarb concluded, “I cannot overstate how exciting this time is in Dyadic’s history. We are uniquely positioned to rapidly capitalize on the present opportunities and those on the horizon.”

Dyadic intends to use the net proceeds from the sale of the Convertible Notes for working capital and general corporate purposes.

In addition, Dyadic entered into a registration rights agreement with the Purchasers, which grants the Purchasers with certain customary registration rights with respect to the shares of Class A common stock issuable upon conversion of the Convertible Notes.  For a full description of the foregoing transactions and agreements related thereto, see the Form 8-K filed by the Company with the SEC on or about the date hereof.

The offer and sale of the Convertible Notes and the shares of Class A common stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and the Convertible Notes and any such shares may not be offered or sold absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, including the Convertible Notes or Dyadic common stock, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Dyadic International, Inc.

Dyadic International, Inc. is a global biotechnology company focused on building innovative microbial protein production platforms to address the growing demand for global protein bioproduction utilizing its advanced microbial platforms to develop and manufacture prophylactic, therapeutic, and nutritional biopharmaceutical products for human and animal health and wellness.

Dyadic’s gene expression and protein production platforms are based on the highly productive and scalable fungus Thermothelomyces heterothallica (formerly Myceliophthora thermophila). Our lead technology, C1-cell protein production platform, is based on an industrially proven microorganism (named C1), which is currently used to speed development, lower production costs, and improve performance of biologic vaccines and drugs at flexible commercial scales for the human and animal health markets. Dyadic has also developed the Dapibus™ filamentous fungal based microbial protein production platform to enable the rapid development and large-scale manufacture of low-cost proteins, metabolites, and other biologic products for use in non-pharmaceutical applications, such as food, nutrition, and wellness.

With a passion to enable our partners and collaborators to develop effective preventative and therapeutic treatments in both developed and emerging countries, Dyadic is building an active pipeline by advancing its proprietary microbial platform technologies, including our lead asset DYAI-100 COVID-19 vaccine candidate, as well as other biologic vaccines, antibodies, and other biological products.

To learn more about Dyadic and our commitment to helping bring vaccines and other biologic products to market faster, in greater volumes and at lower cost, please visit https://www.dyadic.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the issuance of Convertible Notes and the use of proceeds thereof. Actual events or results may differ materially from those in the forward-looking statements because of various important factors, including those described in the Company’s most recent filings with the SEC. Dyadic assumes no obligation to update publicly any such forward-looking statements, whether because of new information, future events or otherwise. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com.

Contact:

Dyadic International, Inc.
Ping W. Rawson
Chief Financial Officer
Phone: (561) 743-8333
Email: ir@dyadic.com